Exhibit 10.2

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AS INDICATED BY [REDACTED] AND SEPARATELY FILED WITH THE COMMISSION.

CLIFFORD CHANCE LLP EXECUTION VERSION

CARFIN FINANCE INTERNATIONAL LIMITED

AS ISSUER

DEUTSCHE BANK AG, LONDON BRANCH

AS ISSUER CASH MANAGER

DEUTSCHE TRUSTEE COMPANY LIMITED

AS ISSUER SECURITY TRUSTEE

AVIS FINANCE COMPANY LTD

AS SUBORDINATED LENDER

ISSUER SUBORDINATED FACILITY AGREEMENT

- i-

THIS ISSUER SUBORDINATED FACILITY AGREEMENT is made on 5 March 2013

BETWEEN

(1)	CARFIN FINANCE INTERNATIONAL LIMITED, a private limited company incorporated under the laws of Ireland with registered number 463656 and having its registered office at 1 Grant’s Row, Lower Mount Street, Dublin 2, Ireland (the “Issuer”);

(2)	DEUTSCHE BANK AG, LONDON BRANCH, a public company duly organised and existing under the laws of the Federal Republic of Germany and having its principal place of business at Taunusanlage 12, Frankfurt (Main) acting through its London Branch operating in the United Kingdom under branch number BR00005, whose address for the purposes of this Agreement is at Winchester House, 1 Great Winchester Street, London EC2N 2DB (the “Issuer Cash Manager”);

(3)	DEUTSCHE TRUSTEE COMPANY LIMITED, a company incorporated under the laws of England and Wales, with company number 00338230, whose registered office is at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom (the “Issuer Security Trustee”); and

(4)	AVIS FINANCE COMPANY LTD (registered number 02123807) whose registered office is at Avis Budget House, Park Road, Bracknell, Berkshire RG12 2EW (the “Subordinated Lender”).

WHEREAS:

(A)	The Issuer has entered into the Issuer Note Issuance Facility Agreement, under which the Senior Noteholders agree to make available to the Issuer a variable funding note purchase facility on the terms set out therein.

(B)	The Issuer has entered into the FleetCo Facility Agreements, under which the Issuer has agreed to make advances to the FleetCos on the terms set out therein.

(C)	The Subordinated Lender has agreed to make advances to the Issuer in euro to allow the Issuer to inter alia fund advances under the relevant FleetCo Facility Agreements, the Issuer Reserve Required Amount and to finance any gross-up required under the terms of the Issuer Note Issuance Facility Agreement.

THE PARTIES AGREE AS FOLLOWS:

SECTION A

DEFINITIONS AND INTERPRETATION

1.	DEFINITIONS

Unless otherwise defined in this Agreement or the context requires otherwise, capitalised words and expressions used in this Agreement have the meanings ascribed to them in the Master Definitions Agreement dated on or about the date hereof, and entered into by, amongst others, the Issuer, the Issuer Security Trustee and the Transaction Agent (the “Master Definitions Agreement”) (as the same may be amended, varied or supplemented from time to time).

“Issuer Subordinated Advance Repayment Date” means, in respect of an Issuer Subordinated Advance, the repayment date in respect of such advance.

“Minimum Subordinated Loan Amount” means, at any time, the amount equal to:

(a)	the Credit Enhancement Required Amount at such time; less

(b)	any Available LC Commitment Amount.

“Subordinated Loan Amount” means the amount specified in the Subordinated Advance Drawdown Notice and shall be an amount equal to or more than the Minimum Subordinated Loan Amount.

2.	PRINCIPLES OF INTERPRETATION

The provisions of clause 2 (Principles of Interpretation and Construction) of the Master Definitions Agreement shall apply herein as if set out in full herein.

3.	COMMON TERMS

3.1	Incorporation of Common Terms

This Agreement shall have expressly and specifically incorporated into it the Common Terms of the Framework Agreement as though they were set out in full in this Agreement. If there is any conflict between this Agreement and the Framework Agreement, this Agreement shall prevail.

3.2	Conflict with Common Terms

If there is any conflict between the Common Terms as incorporated by reference into this Agreement and the other provisions of this Agreement, the provisions of the incorporated Common Terms shall prevail to the fullest extent permitted by applicable law.

3.3	Inconsistencies with other Transaction Documents

If there is any inconsistency between the definitions given in this Agreement and those given in the Master Definitions Agreement or any other Transaction Document, the definitions set out in this Agreement will prevail.

SECTION B

THE SUBORDINATED FACILITY

4.	THE SUBORDINATED FACILITY

4.1	Grant of the Subordinated Facility

The Subordinated Lender grants to the Issuer, upon the terms and subject to the conditions hereof, a committed euro revolving credit facility fully committed in an amount equal to the Minimum Subordinated Loan Amount or such other increased euro amount that may be agreed from to time in writing by the Subordinated Lender provided that the total commitment amount of all Issuer Subordinated Advances under this Agreement shall not be subject to a maximum amount.

4.2	Purpose

4.2.1	The proceeds of each Issuer Subordinated Advance made after the first Issuer Subordinated Advance Drawdown Date will be applied in or towards:

(a)	funding the drawings requested under the relevant FleetCo Facility Agreement;

(b)	funding the Issuer Reserve Required Amount;

(c)	financing any gross-up amount required under the terms of the Issuer Note Issuance Facility Agreement (if any);

(d)	financing the exercise of a Spain Repayment Option if and to the extent the Subordinated Lender determines to exercise such option;

(e)	funding any expenses due and payable by the Issuer and the FleetCos on the Initial Funding Date;

(f)	funding any premium payable on entering into the Issuer Hedging Agreement;

(g)	financing other amounts due and payable by the Issuer in accordance with the applicable Issuer Priority of Payments to the extent not referred to in paragraphs (a) to (d) above.

4.2.2	If the relevant Issuer Subordinated Advance is drawn for the purposes set out in clauses 4.2.1(b), 4.2.1(c), 4.2.1(e), 4.2.1(f) or 4.2.1(g) above, such Issuer Subordinated Advance shall not be applied by the Issuer to advance to the relevant FleetCo under the relevant FleetCo Facility Agreement and shall instead be used by the Issuer to fund the Issuer Reserve Required Amount make payment in relation to such required gross-up amount due and payable under the Issuer Note Issuance Facility Agreement, to fund any expenses due and payable by the Issuer and the FleetCos on the Initial Funding Date, to pay any premium due on entering into the Issuer Hedging Agreement or to pay any other amounts due and payable by the Issuer in accordance with the applicable Issuer Priority of Payments.

4.2.3	If the relevant Issuer Subordinated Advance is drawn for the purposes set out in clause 4.2.1(d) above, such Issuer Subordinated Advance shall not be applied by the Issuer to advance to the relevant FleetCo under any FleetCo Facility Agreement and shall instead be used by the Issuer to make payment pursuant to clause 6.2.1 of the Framework Agreement.

SECTION C

AVAILABILITY AND UTILISATION OF THE SUBORDINATED FACILITY

5.	AVAILABILITY OF THE SUBORDINATED FACILITY

The Subordinated Lender shall make an Issuer Subordinated Advance to the Issuer if the Issuer (or the Issuer Cash Manager on its behalf in accordance with paragraph 2.7(ii), Schedule 1 of the Issuer Cash Management Agreement) has delivered a Subordinated Advance Drawdown Notice to the Subordinated Lender (with a copy to the Issuer Security Trustee and the Transaction Agent) not later than midday (London time) on the third Business Day before the proposed Issuer Subordinated Advance Drawdown Date.

6.	UTILISATION

The Issuer may, from time to time or upon delivery of a Senior Advance Drawdown Notice, deliver a Subordinated Advance Drawdown Notice for the Subordinated Loan Amount substantially in the form set out in Schedule 1 (Subordinated Advance Drawdown Notice) hereto.

SECTION D

INTEREST

7.	INTEREST PERIODS AND DURATION

The period for which each Issuer Subordinated Advance is outstanding shall be divided into successive periods, each of which (other than the first, which shall begin on (and include) the day the Issuer Subordinated Advance is made) shall begin on (and include) a Settlement Date and end on (but exclude) the earlier of (a) the next following Settlement Date, and (b) if such Issuer Subordinated Advance Repayment Date precedes the next following Settlement Date, the relevant Issuer Subordinated Advance Repayment Date (each an “Issuer Subordinated Advance Interest Period”).

8.	PAYMENT AND CALCULATION OF INTEREST

8.1	Payment of interest

With respect to any Issuer Subordinated Advance, the Issuer shall pay accrued interest on that Issuer Subordinated Advance on each Settlement Date, in accordance with the applicable Issuer Priority of Payments.

8.2	Calculation of interest

Subject to Clause 8.3 below, the rate of interest on each Issuer Subordinated Advance for each Issuer Subordinated Advance Interest Period shall be EURIBOR plus a margin of [REDACTED]. The amount of interest payable in respect of each Issuer Subordinated Advance shall be calculated by the Central Servicer in accordance with the Central Servicing Agreement.

8.3	Resetting the margin on the Issuer Subordinated Facility Agreement

8.3.1	The Issuer and the Subordinated Lender may agree to reset the margin applicable to the Issuer Subordinated Facility Agreement on the first Settlement Date falling in January in each year (the “Reset Date”) in accordance with the provisions of this clause 8.3.

8.3.2	The margin applicable in respect of each Issuer Subordinated Advance made under this Issuer Subordinated Facility Agreement shall not exceed an arm’s length margin (the “Reset Margin”).

8.3.3	In the event that the Subordinated Lender wishes to reset the margin applicable to the Issuer Subordinated Facility Agreement it shall notify the Issuer of its intention at least 20 days prior to the Reset Date by sending a notice to the Issuer substantially in the form set out in Schedule 2 (a “Reset Notice”).

8.3.4	In the event that the Issuer receives a Reset Notice and the Reset Margin set out in that notice does not exceed [REDACTED] the Issuer shall, subject to the Reset Margin being an arm’s length margin, as required by clause 8.3.2 above, countersign the Reset Notice and return it to the Subordinated Lender (with a copy to the Issuer Cash Manager) by no later than 5 Business Days prior to the Reset Date.

8.3.5	In the event that the Issuer receives a Reset Notice and the Reset Margin set out in the notice exceeds [REDACTED] subject to the Reset Margin being an arm’s length margin, as required by clause 8.3.2 above, the Issuer may only countersign the Reset Notice and return it to the Subordinated Lender (with a copy to the Issuer Cash Manager) if it has received the prior written consent of the Transaction Agent.

8.3.6	The Reset Margin shall apply to each Subordinated Loan Advance drawn on or after the Settlement Date falling immediately after the Reset Date.

SECTION E

REPAYMENT

9.	REPAYMENT

9.1	Repayment of Advances

9.1.1	Subject to the conditions set out in this Clause 9.1, (a) where the Issuer has delivered a Subordinated Advance Drawdown Notice in relation to an Issuer Subordinated Advance which is drawn on the same day as a Senior Advance and is for the purpose set out in clause 4.2.1(a) above, the Issuer shall repay such Issuer Subordinated Advance on the Issuer Subordinated Advance Repayment Date (which, for the avoidance of doubt, shall be the same date as the corresponding Senior Advance Repayment Date) in accordance with the applicable Issuer Priority of Payments and (b) in all other cases, the Issuer shall repay an Issuer Subordinated Advance on an Issuer Subordinated Advance Repayment Date which may not correspond to a Senior Advance Repayment Date.

9.1.2	Without prejudice to the Issuer’s obligation under Clause 9.1.1 above, if an Issuer Subordinated Advance is to be made available to the Issuer:

(a)	on the same day that a maturing Issuer Subordinated Advance is due to be repaid by the Issuer; and

(b)	for the purpose of refinancing the maturing Issuer Subordinated Advance, the aggregate amount of the new Issuer Subordinated Advance shall be treated as if applied in or towards repayment of the maturing Issuer Subordinated Advance so that:

(i)	if the amount of the maturing Issuer Subordinated Advance exceeds the aggregate amount of the new Issuer Subordinated Advance:

(A)	the Issuer will only be required to pay an amount in cash equal to that excess; and

(B)	the new Issuer Subordinated Advance shall be treated as having been made available and applied by the Issuer in or towards repayment of the maturing Issuer Subordinated Advance and the Subordinated Lender will not be required to make the new Issuer Subordinated Advance available in cash; and

(ii)	if the amount of the maturing Issuer Subordinated Advance is equal to or less than the aggregate amount of the new Issuer Subordinated Advance:

(A)	the Issuer will not be required to make any payment in cash; and

(B)	the Subordinated Lender will be required to make a payment in respect of the new Issuer Subordinated Advance only to the extent that the new Issuer Subordinated Advance exceeds the maturing Issuer Subordinated Advance and the remainder of the new Issuer Subordinated Advance shall be treated as having been made available and applied by the Issuer in or towards repayment of the maturing Issuer Subordinated Advance.

9.1.3	The repayment (in whole or in part) of an Issuer Subordinated Advance on an Issuer Subordinated Advance Repayment Date which is (a) a Settlement Date is subject to the provision of a Monthly Central Servicer Report by the Central Servicer to the Transaction Agent on the relevant Reporting Date or (b) a Senior Advance Repayment Date (but not a Settlement Date) is subject to the provision of a an Intra-Month Central Servicer Report by the Central Servicer to the Transaction Agent on the relevant Intra-Month Reporting Date.

9.1.4	The repayment (in whole or in part) of an Issuer Subordinated Advance on an Issuer Subordinated Advance Repayment Date which is neither a Settlement Date nor a Senior Advance Repayment Date is subject to the provision of an Intra-Month Central Servicer Report from the Central Servicer to the Transaction Agent on the relevant Intra-Month Reporting Date, provided that:

(a)	the provision by the Central Servicer to the Transaction Agent of the Intra-Month Central Servicer Report is at least 4 Business Days before the proposed Issuer Subordinated Advance Repayment Date;

(b)	the Central Servicer specifies in such Intra-Month Central Servicer Report: (a) the proposed repayment amount; and (b) the proposed Issuer Subordinated Advance Repayment Date; and

(c)	the Transaction Agent has confirmed to the Issuer Cash Manager, the Issuer and the Central Servicer on or prior to the third Business Day prior to the proposed Issuer Subordinated Advance Repayment Date (so far as it is aware and based on the Intra-Month Central Servicer Report received pursuant to (a) above) that the Issuer Borrowing Base Test, the Country Asset Value Test and the Country Concentration Limits in clause 4.1.40 of the Framework Agreement (Country Concentration Limits), in each case taking into account the proposed Issuer Subordinated Advance Repayment Date, has been complied with by the Issuer and the FleetCos (as applicable).

9.1.5	Notwithstanding the above provisions, (i) any Issuer Subordinated Advance drawn pursuant to clauses 4.2.1(b), 4.2.1(c), 4.2.1(e), 4.2.1(f) and 4.2.1(g) above shall be solely repaid from the amounts received by the Issuer from the relevant FleetCo pursuant to item (i) of each relevant FleetCo Pre-Enforcement Priority of Payments and item (h) of each relevant FleetCo Post-Enforcement Priority of Payments; (ii) any Issuer Subordinated Advance drawn pursuant to clause 4.2.1(d) above shall be solely repaid from the amounts received by the Issuer from the Dutch FleetCo, Spanish Branch under the relevant FleetCo Spanish Facility Agreement pursuant to the Issuer Spain TRO Declaration of Trust.

9.1.6	All amounts outstanding under the Issuer Subordinated Facility Agreement shall be repaid on the Final Maturity Date, provided that (i) the Issuer has sufficient funds in the Issuer Transaction Account to make such repayment to the Subordinated Lender in accordance with the applicable Issuer Priority of Payments and (ii) the Senior Notes have been unconditionally prepaid in full and all other obligations of the Issuer under the Transaction Documents to which it is a party which rank senior to the Issuer Subordinated Advance under each of the Issuer Priority of Payments have been irrevocably and unconditionally discharged in full.

9.1.7	On or promptly after the Settlement Date immediately succeeding repayment of 100 per cent. of (1) all amounts due and payable by the Issuer according to the relevant Issuer Priority of Payments (other than amounts due and payable under this Agreement) and (2) the Issuer Subordinated Advances made to the Issuer, the Subordinated Lender shall unconditionally and irrevocably release the Issuer from all of its obligations under this Agreement.

SECTION F

EVENT OF DEFAULT

10.	EVENT OF DEFAULT

Subject to and in accordance with the Issuer Deed of Charge and the Framework Agreement, upon delivery of an Enforcement Notice and at any time thereafter, and following the repayment in full of the Senior Advances under the Issuer Note Issuance Facility Agreement and any other amounts ranking senior to the Issuer Subordinated Advance due and payable to the other Issuer Secured Creditors, the Subordinated Lender may, by notice to the Issuer, declare all or any part of the Issuer Subordinated Advances to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Issuer hereunder).

SECTION G

EVIDENCE OF DEBT

11.	EVIDENCE OF DEBT

The Subordinated Lender shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

SECTION H

MISCELLANEOUS

12.	FURTHER ASSURANCE

Each of the Subordinated Lender and the Issuer shall (at the cost of the Subordinated Lender) do and execute, or arrange for the doing and execution of, each act, document and thing required in order to implement and/or give effect to this Agreement and the arrangements contemplated by it.

13.	ENTIRE AGREEMENT

13.1	Entire Agreement

This Agreement supersedes any previous agreements between the parties relating to the subject matter of this Agreement, save that each Party hereto acknowledges the arrangements which have been entered into pursuant to the terms of the Framework Agreement and the Issuer Deed of Charge and agrees that all actions to be taken, discretion to be exercised and other rights vested in the Subordinated Lender under this Agreement shall only be exercisable as provided in or permitted by the Issuer Deed of Charge and the Framework Agreement.

13.2	No Reliance

Each Party agrees that:

13.2.1	it has not entered into this Agreement in reliance upon any representation, warranty or undertaking of any other Party which is not expressly set out or referred to in this Agreement;

13.2.2	except in respect of an express representation or warranty under any of the Transaction Documents, it shall not have any claim or remedy (whether in equity, contract or tort, under the Misrepresentation Act 1967 or in any other way) in respect of any misrepresentation or breach of warranty by any other Party or in respect of any untrue statement by any other Party, regardless of whether such misrepresentation, breach or untrue statement was made, occurred or was given prior to the execution of this Agreement.

13.3	Breach of Duty

Nothing in this Clause 13 (Entire Agreement), the Framework Agreement or the Issuer Deed of Charge shall have the effect of limiting or restricting any liability of the Issuer or the Subordinated Lender arising as a result of any Breach of Duty.

14.	VARIATION

14.1	Variation of this Agreement

A variation of any this Agreement is valid only if it is in writing and signed by or on behalf of each Party.

15.	EXERCISE OF RIGHTS AND REMEDIES

15.1	No waiver

A failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

15.2	Rights and remedies cumulative

The rights and remedies contained in this Agreement are cumulative and not exclusive of rights or remedies provided by law.

16.	CONTINUATION OF OBLIGATIONS

Except to the extent that they have been performed and except where this Agreement specifically provides otherwise, indemnities and obligations contained in this Agreement remain in force after the date on which they were expressed to take effect until the Final Discharge Date.

17.	ASSIGNMENT AND SUBCONTRACTING

17.1	Successors

This Agreement shall be binding upon and enure to the benefit of each Party which is a party to this Agreement or is otherwise bound by its terms and its or any subsequent successors, transferees and assigns.

17.2	Assignment

17.2.1	No Party may assign or transfer or purport to assign or transfer its right or obligation under this Agreement.

17.2.2	The Subordinated Lender may assign its rights or transfer its obligations under this Agreement to another company within the Avis Group provided that:

(a)	the Subordinated Lender has certified in writing to the Transaction Agent, prior to such proposed assignment or transfer, that such assignment or transfer does not adversely affect the tax position of the Issuer;

(b)	(i) if the proposed transferee does not undertake treasury functions within the Avis Europe Group equivalent to those undertaken by the Subordinated Lender (and the Subordinated Lender shall give the Transaction Agent prior notice of such absence of function), the transferee’s obligations under this Agreement are unconditionally guaranteed by Finco and Avis Europe and such guarantee is in a form satisfactory to the Transaction Agent and (ii) if the proposed transferee does undertake treasury functions within the Avis Europe Group equivalent to those undertaken by the Subordinated Lender, the prior written consent of the Majority Senior Noteholders to such assignment is obtained;

(c)	the Parent issues a performance guarantee and indemnity in respect of the obligations of the transferee in a form satisfactory to the Transaction Agent before the completion of a proposed assignment or transfer;

(d)	the new Subordinated Lender entered into a subordinated facility agreement substantially in the same form as this Agreement; and

(e)	the new Subordinated Lender delivers to the Issuer, the Issuer Security Trustee, the Transaction Agent and the Issuer Cash Manager a duly completed and executed Accession Deed substantially in the form set out in Part 1 of Schedule 6 (Forms of Accession Deed) to the Framework Agreement on or prior to the date of the assignment or transfer.

The requirement in paragraph (b) above may be waived with the consent of the Majority Senior Noteholders, such consent not to be unreasonably withheld.

17.3	Benefit

Each Party is entering into this Agreement for its benefit and not for the benefit of another person.

17.4	Delegation

Except where this Agreement specifically provides otherwise, no Party may subcontract or delegate the performance of any of its obligations under this Agreement.

18.	THIRD PARTY TRANSACTION RIGHTS

Rights under this Agreement only accrue to the Parties. Accordingly a person who is not a Party shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

SECTION I

PAYMENT PROVISIONS

19.	CALCULATIONS AND PAYMENTS

19.1	Basis of accrual

Except as otherwise provided in this Agreement, any interest, commitment commission, or fees due from one Party to another under any this Agreement shall accrue from day to day and shall be calculated on the basis of a year of 360 days.

19.2	Currency of account and payment

The euro is the currency of account and payment for each and every sum at any time due from one Party to another under this Agreement, except that each payment in respect of costs and expenses in respect of this Agreement shall be made in the currency in which the same were incurred.

19.3	Payments to the Subordinated Lender

On each date to which this Agreement requires an amount to be paid to the Subordinated Lender, such amount shall be paid no later than close of banking hours in London on the due date.

19.4	Payments to the Issuer

On each date on which this Agreement requires an amount to be paid by the Subordinated Lender to the Issuer, the Subordinated Lender shall make the relevant amount available to the Issuer by payment to the Issuer Transaction Account for value on the due date no later than close of banking hours in London on the due date.

19.5	Amounts not due to be held on trust

If the Subordinated Lender:

19.5.1	receives any amount which should not have been paid out of the Issuer Transaction Account and which it purports to apply; or

19.5.2	purports to set off any amount owed to it by the Issuer in or towards satisfaction of any sum owed by it under this Agreement other than out of amounts in the Issuer Transaction Account and in strict accordance with this agreement, the Subordinated Lender shall hold the amount so received or applied on trust for the Issuer and for application in accordance with this Agreement.

20.	TAXES

20.1	No gross-up of payments made under the Issuer Subordinated Facility Agreement

20.1.1	All payments to be made by the Issuer to the Subordinated Lender hereunder shall be made free and clear of any Tax Deduction for or on account of all present and future Tax, unless such Tax Deduction is required by law.

20.1.2	In the event of the Issuer being required to make a Tax Deduction from a payment made under this Agreement, it shall promptly upon becoming aware thereof notify the Subordinated Lender of such obligation and, subject to clause 20.1.3 below, shall make such payments to the Subordinated Lender subject to such Tax Deduction.

20.1.3	In the event that it is possible to eliminate the Tax Deduction or reduce the rate at which that Tax Deduction is levied, the Issuer shall co-operate with the Subordinated Lender in completing and/or complying with any procedural formalities necessary for the Issuer to obtain an elimination or reduction in the amount of the Tax Deduction. The Issuer shall thereafter make all payments under this Agreement to the Subordinated Lender at that reduced rate.

20.1.4	If the Issuer makes any payment hereunder in respect of which it is required to make a Tax Deduction, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Subordinated Lender, within 30 days after such payment falls due to the applicable authority, any original receipt (or a certified copy thereof) issued by such authority evidencing such payment.

20.1.5	For the avoidance of doubt, the Issuer will not be obliged to pay any additional amounts to the Subordinated Lender in the event that a Tax Deduction is required to be made from a payment made to the Subordinated Lender.

20.2	Representation and covenant of the Subordinated Lender

20.2.1	The Subordinated Lender is and will remain at all times:

(a)	the beneficial owner of all payments under the Issuer Subordinated Facility Agreement; and

(b)	resident for tax purposes in the United Kingdom and is, under the laws of the United Kingdom, subject, without any reduction computed by reference to the amount of such payments, to UK corporation tax as respects interest payments made under this Agreement.

20.2.2	The Subordinated Lender does not and shall not receive payments under this Agreement in connection with a trade or business carried on in Ireland through a branch or agency.

SECTION J

GOVERNING LAW PROVISIONS

21.	GOVERNING LAW

This Agreement and all non-contractual obligations arising out of or in connection with it shall be governed by English law.

22.	JURISDICTION

22.1	English courts

The courts of England have exclusive jurisdiction to settle any Dispute.

22.2	Convenient forum

The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

23.	EXECUTION

The parties have executed this Agreement on the date stated at the beginning of this Agreement.

SCHEDULE 1

SUBORDINATED ADVANCE DRAWDOWN NOTICE

From: Carfin Finance International Limited as the “Issuer”.

To: Avis Finance Company Limited, as the “Issuer Subordinated Lender”.

Copy to: Crédit Agricole Corporate and Investment Bank as Transaction Agent and Avis Finance Company Limited as Central Servicer.

Dated:

Dear Sirs,

1. We refer to the Issuer subordinated facility agreement dated on or about 5 March 2013 (as from time to time amended, varied, novated or supplemented, the “Issuer Subordinated Facility Agreement”). Terms defined in the Issuer Subordinated Facility Agreement shall have the same meaning in this notice.

2. This notice is irrevocable.

3. We hereby give you notice that, pursuant to the Issuer Subordinated Loan Facility Agreement, we wish you to make an Issuer Subordinated Advance on the next Settlement Date as follows:

(a)	Principal amount of Issuer Subordinated Advance: [—]

(b)	Issuer Subordinated Advance Drawdown Date: [—]

(c)	Issuer Subordinated Advance Repayment Date: [—]

(d)	Purpose of Issuer Subordinated Advance: [cross-refer to specific sub-clause of 4.2.1].

4. The proceeds of this Issuer Subordinated Advance should be credited to the Issuer Transaction Account.

Yours faithfully,

Authorised signatory for and on behalf of
Carfin Finance International Limited

SCHEDULE 2

RESET NOTICE

From: Avis Finance Company Limited as the “Issuer Subordinated Lender”.

To: Carfin Finance International Limited as the “Issuer”.

Copy to: Crédit Agricole Corporate and Investment Bank as “Transaction Agent” and Deutsche Bank AG, London Branch as “Issuer Cash Manager”.

Date: [—]

Dear Sirs,

1.	We refer to the Issuer subordinated facility agreement dated on or about 5 March 2013 (as from time to time amended, varied, novated or supplemented, the “Issuer Subordinated Facility Agreement”). Terms defined in the Issuer Subordinated Facility Agreement shall have the same meaning in this notice.

2.	This notice is irrevocable.

3.	We hereby give you notice that, pursuant to clause 8.3 of the Issuer Subordinated Facility Agreement, we wish to reset the margin applicable to the Issuer Subordinated Facility Agreement.

4.	Reset Margin: [—].

5.	Reset Date: [—].

Yours faithfully,

Authorised signatory for and on behalf of

Avis Finance Company Limited

Acknowledgement of Reset Notice

We accept the Reset Margin set out in the Reset Notice dated [—] and understand that the Reset Margin will apply to each Issuer Subordinated Advance drawn on or after the Settlement Date falling immediately after the Reset Date specified in such Reset Notice.

Yours faithfully

Authorised signatory

for and on behalf of

Carfin Finance International Limited

(Copy to: the Transaction Agent and Issuer Cash Manager.)

EXECUTION PAGE

Issuer

SIGNED by a duly authorised attorney of

CARFIN FINANCE INTERNATIONAL LIMITED

By:	/s/ Karen Mc Crave
Name:	Karen Mc Crave
Title:	Authorised Signatory

Issuer Cash Manager

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Nick Rogivue	By:	/s/ Clive Rakestrow
Name:	Nick Rogivue	Name:	Clive Rakestrow
Title:	Associate Director	Title:	Associate Director

Issuer Security Trustee

DEUTSCHE TRUSTEE COMPANY LIMITED

By:	/s/ Nick Rogivue	By:	/s/ Clive Rakestrow
Name:	Nick Rogivue	Name:	Clive Rakestrow
Title:	Associate Director	Title:	Associate Director

Subordinated Lender

AVIS FINANCE COMPANY LIMITED

By:	/s/ Stuart Fillingham
Name:	Stuart Fillingham
Title:	Director